EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
 OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the period ending March 31, 2011 of China Shandong Industries Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Jinliang Li, Chief Executive Officer and Chairman of the registrant and Yuhong Lei, Chief Financial Officer of the registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: May 12, 2011	/s/ Jinliang Li
Jinliang Li
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: May 12, 2011	/s/ Yuhong Lei
Yuhong Lei
Chief Financial Officer
(Principal Financial and Accounting Officer)